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INTEL CORPORATION

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April 2021 2021 Spring Stockholder Outreach

Leadership Transformation Over the past year, Intel transformed its technology leadership team and implemented a CEO transition to reposition the company for growth § Appointed CEO in February 2021 Patrick Gelsinger OUR GROWTH STRATEGY Chief Executive Officer § Former long-term Intel executive and highly respected technology industry veteran Indexed to large, high-growth markets § Brings technical and industry § The entire world is becoming digital, driven by: leadership § Cloud § Bringing back the best of “Grovian” § Connectivity driven by 5G culture and attracting new and § Artificial Intelligence (AI) returning key technical talent § Intelligent Edge Broadest portfolio of leadership technologies Lead In Every Category Execute Flawlessly § Intel is the only company with depth of software, silicon and platforms, packaging and process expertise Innovate With Boldness Foster Vibrant Culture 2 2021 Spring Stockholder Outreach

IDM 2.0: New and Differentiated Strategy

IDM 2.0 is our vision for a major evolution of our integrated device manufacturing model including the powerful combination of Intel's internal factory network, third-party capacity, and new Intel Foundry Services

1. Majority of Intel products built internally
   - Intel's global, internal factory network for at-scale manufacturing is a key competitive advantage that enables product optimization, improved economics, and supply resilience
2. Expanding use of external foundry
   - Intel expects to build on its existing relationships with third-party foundries, which will provide the increased flexibility and scale needed to optimize Intel's roadmaps for cost, performance, schedule and supply
3. Announcing Intel Foundry Services
   - Intel plans to become a major provider of U.S.– and Europe-based foundry capacity to serve the incredible global demand for semiconductor manufacturing

Intel 7nm process technology

- Simplified flow
- Increased EUV
- "Meteor Lake" compute tile tape-in Q2'21

Significant expansion of manufacturing capacity to serve global demand

- Planning ~$20B investment for two new Arizona fabs
- Planning for next-phase expansions in US, Europe and other global locations

2021 Spring Stockholder Outreach

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2021 CEO Transition and Compensation

In conjunction with our leadership transition in early 2021, the Compensation Committee designed a CEO new hire package intended to attract and incentivize Mr. Gelsinger as he guides Intel to achieve its full potential

CEO NEW HIRE EQUITY AWARDS

- Over 94% of total compensation package is equity-based to create immediate alignment with stockholders
- 73% of target value requires substantial value creation to be realized
- ~$50M of $110M target value provided as make-whole for compensation forfeited from prior employer
- Of ~$60M non make-whole portion, $20M vests only if Intel's stock price triples
- The Compensation Committee considered that Mr. Gelsinger would not receive an annual equity award for 2021, which was targeted at $15.5M for Intel's CEO in 2019

Performance-Based					
Outperformance PSUs	Strategic Growth Equity Award PSUs	Strategic Growth Equity Award Performance Stock Options	Relative TSR PSUs	RSUs	Matching RSUs
$20M	$20M	$20M	$20M	$20M	Up to $10M
0% vests if stock price increases by **<200%**	Similar awards granted in 2019 have realized **no value** two years into five-year performance period **0% vests if** stock price increases <30%		**Make-whole** compensation integral in successfully recruiting an executive of Mr. Gelsinger's caliber with his strong CEO track record		

Bob Swan remained our CEO until February 15, 2021 and did not receive or become entitled to any additional payments or benefits in connection with his termination of employment, other than pursuant to his existing arrangements

2021 Spring Stockholder Outreach

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2020 Off-Season Stockholder Engagement Prior to the 2020 Annual Meeting and during the second half of 2020, we continued our extensive engagement program to understand investor areas of focus and seek opportunities to address concerns What We Discussed / How We Responded § Over the past year, we continued our Board refreshment process by adding three new 50.4% Board Composition independent directors to the Board, each of whom brings valuable industry and other of shares contacted experience aligned with our strategic transformation for engagement ESG Disclosure and § We have worked, and are continuing to work, to integrate our ESG and SEC reporting and align our ESG disclosures with external frameworks such as SASB and TCFD Governance § We are working to evaluate emerging ESG issues related to technology and developing appropriate management and oversight processes 39.5% § Based on investor feedback, this year we added more information to our Annual Report on Form 10-K and in the proxy statement (see page 43 of proxy statement) on our new of shares engaged Specific ESG Topics 2030 RISE strategy and goals, including our climate change strategy and human capital with overall management topics such as diversity, inclusion, and social equity § We will also provide more information in our Corporate Responsibility Report to be published later in 2021 on our goals and progress made in the first year since adoption as well as our approach to human rights § For 2020, we incorporated specific carbon emissions and water use goals, as well as 29.7% workforce diversity and inclusion goals related to our hiring practices, into our annual ESG and Pay bonus program (see page 77 of proxy statement) of shares engaged § In 2021, we are continuing to link ESG factors related to our 2030 goals to pay & comp with the Chairman of the Board 5 2021 Spring Stockholder Outreach

Responsiveness to 2020 Say-on-Pay Vote Our Compensation Committee has worked diligently to address questions and concerns raised by our stockholders What We Heard From Investors / How We Responded Some stockholders asked for further disclosure of the § Provided enhanced disclosure of our One Intel operational goals Operational Goal Operational Goals in our Annual Cash Bonus Plan and § Disclosure of details for certain goals would cause us meaningful competitive harm, but we have provided as much disclosure as we believe is feasible to convey the key nature of the goals set, their Disclosure performance against the goals – while acknowledging rigor, and our achievements against them (see page 79 of proxy statement) the potential competitive sensitivity of certain targets Some stockholders were concerned with the rigor of the § Beginning for 2021, added more rigor by replacing the financial metrics for the Annual Cash Bonus Annual Cash financial metrics in our Annual Cash Bonus Plan, which Plan with revenue and net income, each measured against threshold, target, and maximum goals Bonus Plan historically have been based on absolute net income § Shifting to an absolute net income target will better enable the Compensation Committee to select a challenging profitability target based on Intel’s go forward operating plan and the macroeconomic growth performance and relative net income growth Financial Metrics environment, rather than being measured relative to the prior year’s performance performance Some stockholders prefer relative TSR metrics that § After evaluating shifting the TSR index to the broader S&P 500 and setting the target to above median, Relative TSR require above peer median performance for target decided to maintain current S&P 500 IT Index, concluding that the S&P 500 IT Index is a more Index and Target payouts. However, the majority of investors expressed challenging, relevant benchmark for Intel’s business Payout support for measuring against the S&P 500 IT Index, § Evaluated the relative TSR metric for PSUs and noted that nearly all Tech 16 peers with a relative TSR Requirements in metric require performance at the median of the S&P 500 for target payouts – the same relative which has significantly outperformed the S&P 500 as PSUs performance level against a less challenging benchmark well as our PSUs’ requirement for target payout Some stockholders requested that the company § Our former CEO forfeited previously granted Strategic Growth Equity Awards that he had been granted Update on 2019 disclose how these awards are tracking to assist them in § Through 2020, nearly two years into the awards’ five-year performance period, $0 has been realized Strategic Growth assessing the rigor of the awards’ stock price § Further, substantial stock price appreciation, maintained for least 30 trading days, is required in the Equity Awards remaining three years and one month for the awards to be earned (see page 84 of proxy statement) appreciation requirements 6 2021 Spring Stockholder Outreach

Executive Compensation Overview Our Compensation Committee remains focused on tightly linking pay with performance, to further drive execution of our strategic and cultural transformation NEW FOR 2021: CHANGES TO ANNUAL CASH BONUS PLAN DESIGN 2020 Compensation Program Overview The Compensation Committee made several changes to introduce greater rigor and Pay Element Performance Period Performance Metrics variability into bonus payouts while supporting better business outcomes Base Salary Annual -- § For 2021, the two financial metrics will be absolute net income and absolute revenue measured against threshold, target, and maximum goals § YoY net income growth (1/3) Annual § Relative net income growth vs. Annual § For 2021, the threshold performance level for each financial metric has been set for our tech peers (1/3) Cash Bonus § One Intel operational goals (1/3) listed officers at 90% of target with maximum at 115% of target § Every point below target will reduce payouts by 10x and every point above target will Quarterly§ Net income relative to company Quarter increase payouts by 6.6x compensation costs Cash Bonus § The financial targets and our performance against these targets will be disclosed in the Restricted Three Years with 2022 Proxy Statement Stock Units § Stock price appreciation Quarterly Vesting (20%) § Consistent with the changes we made commencing in 2020, One Intel operational goals will continue to comprise one-third of the target opportunity under our Annual Cash Bonus § Relative TSR vs. S&P 500 IT Index (50%) Plan for 2021, although the specific One Intel operational goals for each year are Performance § Cumulative EPS growth established to reflect our most critical business priorities, and One Intel operational goals Stock Units Three Years compared to a target established will continue to include ESG metrics encompassing environmental and diversity and (80%) at the beginning of the three- inclusion goals year performance period (50%) 7 2021 Spring Stockholder Outreach

Thoughtful Approach to Board Composition

As part of our ongoing commitment to creating a balanced Board with diverse viewpoints and deep industry expertise, we regularly add new directors to infuse new ideas and fresh perspectives in the boardroom

Board of Director Nominees



Patrick P. Gelsinger
Age: 60
Director Since: 2021
CEO



James J. Goetz
Age: 55
Director Since: 2019
Committees: CGN, MAC



Alyssa Henry
Age: 50
Director Since: 2020
Committees: AFC, CC, MAC



Omar Ishrak
Age: 65
Director Since: 2017
Committees: CC, CGN
Independent Chairman



Risa Lavizzo-Mourey
Age: 66
Director Since: 2018
Committees: CC, CGN*



Tsu-Jae King Liu
Age: 57
Director Since: 2016
Committees: AFC



Gregory D. Smith
Age: 54
Director Since: 2017
Committees: AFC*



Dion J. Weisler
Age: 53
Director Since: 2020
Committees: CC*, MAC



Frank D. Yeary
Age: 57
Director Since: 2009
Committees: AFC, CGN, MAC*

Board Committees Effective as of May 13, 2021

AFC Audit and Finance Committee
CC Compensation Committee
CGN Corporate Governance and Nominating Committee
MAC Mergers & Acquisitions Committee
* Committee Chair

TENURE



3.4 YRS
average tenure
1
4
4
0-2 years
3-9 years
10+ years

AGE



57 YRS
average age
2
2
5
<54 years
54-64 years
65+ years

GENDER



33%
women
6
3
Women
Men

ETHNIC DIVERSITY



33%
ethnically diverse
6
3
People of Color
Caucasian

Skills & Expertise	Gelsinger	Goetz	Henry	Ishrak	Lavizzo-Mourey	Liu	Smith	Weisler	Yeary
Senior Leadership	•	•	•	•	•		•	•	
Global/International	•		•	•		•	•	•	•
Industry and IT/Technical	•	•	•	•		•		•	
Financial Experience							•	•	•
Human Capital	•			•	•		•	•	•
Operating and Manufacturing	•			•			•	•	
Sales, Marketing, and Brand Management	•		•	•					
Emerging Technologies and Business Models	•	•	•	•		•	•	•	•
Business Development and M&A	•	•		•		•	•	•	•
Cybersecurity/Information Security	•	•	•				•	•	
Government, Legal, and Regulatory					•				
Public Company Board	•	•		•	•	•	•	•	•

Our Board is focused on achieving the right mix of skills, experience, and perspectives to support Intel's future strategic direction

2021 Spring Stockholder Outreach
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Creating Value through ESG We advance transparency, set ambitious goals, and integrate corporate responsibility across all aspects of our business to create value for our investors and stakeholders Our purpose: to create world-changing technology that enriches the lives of every person on earth TOWARD 2030: INTEL’S “RISE” FRAMEWORK & GOALS RESPONSIBLE INCLUSIVE SUSTAINABLE § Lead in advancing § Advance diversity and § Be a global leader in safety, wellness, and inclusion across our sustainability and responsible business global workforce and enable our customers practices across our industry, and expand and others to reduce global manufacturing opportunities for their environmental operations, our value others through footprint through our chain, and beyond technology, inclusion, actions and technology and digital readiness initiatives ENABLING § Through innovation and technology and the expertise and passion of our employees we enable positive change within Intel, across our industry, and beyond Read our most recent Corporate Responsibility Report at www.intel.com/responsibility 9 2021 Spring Stockholder Outreach

We Request Your Support at the 2021 Annual Meeting of Stockholders The Board asks that you vote FOR all management proposals and AGAINST the stockholder proposals Proposal 1. FOR Election of the Nine Director Nominees Proposal 2. FOR Ratification of Selection of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for 2021 Proposal 3. FOR Advisory Vote to Approve Executive Compensation for Our Listed Officers AGAINST Stockholder Proposal Regarding Action by Written Consent § The change requested by the proposal is unnecessary given the company’s current governance practices, which include the ability of stockholders owning 15% Proposal 4. of our shares to call special meetings of stockholders and a market-standard proxy access right § Our robust stockholder engagement program empowers stockholders to raise their concerns with the company and enables the company to effectively address these concerns in a transparent manner AGAINST Stockholder Proposal Requesting Report on Median Pay Gaps Across Race and Gender § Intel is committed to providing pay equity fairness and opportunity across all employees, to maintaining a high level of transparency in our diversity, inclusion, representation and pay equity data, and to promoting women and underrepresented minorities into senior leadership roles § The methodology we use for identifying and closing pay equity gaps is more effective for driving accountability and action than the methodology requested by the proposal Proposal 5.§ Our existing pay equity disclosures, detailed representation data, and robust discussion of our public goals and internal programs to promote gender and racial/ethnic equality at Intel provide the data needed to assess equal opportunity to high paying roles § We have already achieved gender pay equity across our worldwide workforce, and Intel continues to maintain racial/ethnic pay equity in the U.S § We already provide detailed reporting on the representation of our workforce by job level for gender globally and race/ethnicity in the U.S, including the public release of the EEO-1 survey pay data; in contrast, the additional statistics requested by this proposal would not reflect legitimate factors that can affect the data, such as job location and tenure, and would not provide greater insight into opportunities for high-paying jobs than our EEO-1 data and other reports provide AGAINST Stockholder Proposal Requesting Report Concerning Racism in Company Culture § The Board recommends a vote against this proposal given the company’s existing programs and policies to: foster a culture of diversity and inclusion; integrate Proposal 6. non-discrimination measures across our performance management systems, compensation programs, and hiring processes; publish ambitious long-term goals and lead industry-wide inclusion and social equity initiatives; and transparently report our progress and data to drive accountability and encourage actions by others 10 2021 Spring Stockholder Outreach

APPENDIX

Appendix: Forward-Looking Statements Statements in these supplemental materials that refer to forecasts, business outlooks, future plans or expectations, including Intel’s growth and IDM 2.0 strategies (including Intel’s, internal and external product manufacturing plans and the benefits thereto, Intel’s manufacturing expansion and investment plans such as Intel’s anticipated Arizona and U.S., European and other global location expansions, plans and goals related to Intel’s foundry business, and future products and technology such as 7nm and the timing thereof), 2030 RISE framework and goals, and the frequency of new directors, are forward-looking statements that involve a number of risks and uncertainties. Words such as anticipates, expects, intend, goals, plans, “future,” “vision,” believe, seek, estimated, continues, may, will, “committed,“ “would, should, could, and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions also identify forward-looking statements. Such statements are based on management's expectations as of April 14, 2021 and involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward- looking statements. Important factors that could cause actual results to differ materially from the company 's expectations are set forth in Intel’s press releases dated March 23, 2021, which are included as exhibits to Intel's Form 8-K furnished to the SEC on such date, and in Intel's SEC filings, including the company's most recent reports on Forms 10-K and 10-Q. Copies of Intel's Form 10-K, 10-Q and 8-K reports may be obtained by visiting our Investor Relations website at www.intc.com or the SEC's website at www.sec.gov. Intel does not undertake, and expressly disclaims any duty, to update any statement made in this presentation, whether as a result of new information, new developments or otherwise, except to the extent that disclosure may be required by law. 12 2021 Spring Stockholder Outreach